Exhibit 23.1
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Stauffer & Company LLC
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS




                          Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Somerset Financial Services, LLC, a Subsidiary of First Indiana Corporation, Profit Sharing and 401(K) Savings Plan of our report dated June 28, 2002, with respect to the financial statements and schedule of the Somerset Financial Services, LLC, a Subsidiary of First Indiana Corporation, Profit Sharing and 401(K) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.




                                        /s/ Stauffer & Company, LLC
                                        ---------------------------
                                            Stauffer & Company, LLC


Goshen, Indiana
June 24, 2002